UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 15, 2011

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code	678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2011, PRIMEDIA Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pittsburgh Holdings, LLC, a Delaware limited liability company (“Parent”), and Pittsburgh Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company as the surviving entity and continuing its separate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Parent (the “Merger”).

At the Effective Time (as defined in the Merger Agreement), each holder of the Company’s common stock (“Company Common Stock”) will be entitled to receive $7.10 per share in cash without interest (the “Merger Consideration”), excluding (i) treasury stock held by the Company, (ii) Company Common Stock owned by Parent, Merger Sub or any wholly-owned subsidiary of the Company immediately prior to the Effective Time and (iii) Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn.

Immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock (a “Company Stock Option”) granted under any of the Company’s Stock Plans (as defined in the Merger Agreement) or otherwise, whether or not vested and exercisable, will become fully vested and exercisable and the holder will be entitled to generally receive, an amount in cash (less any tax withholding), equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Company Stock Option and (ii) the number of shares of Common Stock such holder could have purchased had such holder exercised the Company Stock Option immediately prior to the Effective Time.  Immediately prior to the Effective Time, all outstanding shares of restricted Company Common Stock will be fully vested and converted into the right to receive the Merger Consideration.  Immediately prior to the Effective Time, each option to purchase shares of Company Common Stock granted to KKR Capstone (a “Capstone Option”), whether or not vested and exercisable, will become fully vested and exercisable and the holder will be entitled to generally receive, an amount in cash (less any tax withholding), equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Capstone Option and (ii) the number of shares of Company Common Stock such holder could have purchase had such holder exercised the Capstone Option in full immediately prior to the Effective Time.  Immediately prior to the Effective Time, each warrant to purchase shares of Company Common Stock (a “Warrant”) will become fully vested and exercisable and the holder will be entitled to generally receive an amount in cash (less any tax withholding) equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Warrant and (ii) the number of shares of Company Common Stock such holder could have purchased had such holder exercised the Warrant in full immediately prior to the Effective Time.

Completion of the Merger is subject to various customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The transaction is not subject to any financing condition.  Further, as previously disclosed, holders of approximately 58% of the outstanding shares of Company Common Stock have executed a written consent adopting the Merger Agreement and approving the Merger.  Therefore, no additional action by holders of Company Common Stock is required to complete the transaction.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.  Until the closing of the Merger, the Merger Agreement permits the Company to continue making ordinary quarterly dividend payments in an amount not to exceed $0.07 per share with record dates consistent with the Company’s record dates for such dividends during 2010.

The Company is not permitted to solicit inquiries or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals.  The Merger Agreement contains certain termination rights for Parent and the Company.  Parent will be required to pay the Company a termination fee equal to $30,000,000 (the “Reverse Termination Fee”) under certain specified circumstances as set forth in the Merger Agreement.  An affiliate of Parent and Merger Sub has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent or Merger Sub pursuant to the Merger Agreement, including the Reverse Termination Fee.

A copy of the Merger Agreement has been provided solely to inform investors of its terms.  The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.  The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as a characterization of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company will prepare an information statement to be filed with the SEC. When completed, a definitive information statement will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other relevant documents (when available) by directing a request by mail or telephone to PRIMEDIA Inc., Attn: Corporate Secretary, 3585 Engineering Drive, Norcross, Georgia 30092, telephone: (678) 421-3000, or from the company’s website, http://www.primedia.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the information statement.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 15, 2011, by and among, Pittsburgh Holdings, LLC, Pittsburgh Acquisition, Inc. and PRIMEDIA Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: May 17, 2011
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 15, 2011, by and among, Pittsburgh Holdings, LLC, Pittsburgh Acquisition, Inc. and PRIMEDIA Inc.